Exhibit 6.(a)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA   CHARLES H. STAMM
COLLEGE RETIREMENT AND EQUITIES FUND                    EXECUTIVE VICE PRESIDENT
730 Third Avenue                                           AND GENERAL COUNSEL
New York, NY 10017-3206                                 (212) 916-4700
212 490-9000          800 842-2733


                                               April 30, 2002

Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York 10017

Gentlemen:

     I hereby consent to the reference to my name under the heading "Legal Matters" in the Prospectus filed by the TIAA-CREF Life Insurance Company (the "Company") as part of Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-62162) on Form S-6 under the Securities Act of 1933 for certain flexible premium variable universal life insurance policies.

                                        Sincerely,



                                        /S/ CHARLES H. STAMM
                                        -----------------------------------
                                        Executive Vice President
                                        and General Counsel